(d)(1)(iii)

FORM OF

[October 31, 2008]

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Pursuant to the Amended Investment Management Agreement dated April 1, 2004 between ING Variable Portfolios, Inc. and ING Investments, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING U.S. Government Money Market Portfolio (the “Portfolio”), effective [October 31, 2008], a series of ING Variable Portfolios, Inc. Upon your acceptance, the Agreement will be modified to give effect to the foregoing as indicated on the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fees indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Manager for the Portfolio by signing below where indicated.

Very sincerely,

Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Investments, LLC

By:
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

FORM OF

AMENDED SCHEDULE A

with respect to the

AMENDED INVESTMENT MANAGEMENT AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING BlackRock Global Science and Technology Portfolio		0.95%

ING Global Equity Option Portfolio	August 20, 2008	0.10% on all assets

ING International Index Portfolio	March 4, 2008	0.38% on all assets

ING Lehman Brothers U.S. Aggregate Bond Index Portfolio	March 4, 2008	0.32% on all assets

ING Morningstar U.S. Growth Index Portfolio	April 28, 2008	0.31% on all assets

ING Opportunistic LargeCap Growth Portfolio		0.60%

ING Opportunistic LargeCap Value Portfolio		0.60%

ING Russell™ Global Large Cap Index 85% Portfolio	August 20, 2008	0.46% on all assets

ING Russell™ Large Cap Index Portfolio	March 4, 2008	0.25% on all assets

ING Russell™ Mid Cap Index Portfolio	March 4, 2008	0.31% on all assets

ING Russell™ Small Cap Index Portfolio	March 4, 2008	0.33% on all assets

ING U.S. Government Money Market Portfolio	[October 31, 2008]	0.35% on first $1 billion 0.325% on next $2 billion 0.30% in excess of $3 billion

ING VP Index Plus LargeCap Portfolio		0.35%

ING VP Index Plus MidCap Portfolio		0.40%

ING VP Index Plus SmallCap Portfolio		0.40%

ING VP Small Company Portfolio		0.75%

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	January 16, 2008	0.46% on all assets